PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(2)
(To Prospectus dated April 8, 2026)	Registration Statement Nos. 333-293641
333-293641-01

Morgan Stanley Finance LLC
GLOBAL MEDIUM-TERM NOTES, SERIES A
GLOBAL UNITS, SERIES A
GLOBAL WARRANTS, SERIES A

Fully and Unconditionally Guaranteed by Morgan Stanley

We, Morgan Stanley Finance LLC (“MSFL”), a wholly-owned finance subsidiary of Morgan Stanley, may offer from time to time global medium-term notes, either alone or as part of a unit.  The specific terms of any notes that we offer will be included in a pricing supplement.  The notes will have the following general terms:

•	The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case, may be zero. Floating rates will be based on rates specified in the applicable pricing supplement.

•	The notes will pay interest, if any, on the dates stated in the applicable pricing supplement.

•	The notes will be senior.

•	The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

•	The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The pricing supplement may also specify that the notes will have additional terms, including the following:

•	The notes may be optionally or mandatorily exchangeable for securities of an entity that is affiliated or not affiliated with us, for a basket or index of those securities or for the cash value of those securities.

•	Payments on the notes may be linked to currency prices, commodity prices, levels of rates or indices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices or any other property, or any combination of the above.

•	The notes may be either callable by us or puttable by you.

We may also offer from time to time global units.  Units may include notes, warrants, purchase contracts, debt obligations or other securities of an entity affiliated or not affiliated with MSFL or other property, or any combination thereof.  Each warrant issued as part of a unit will either entitle or require you to purchase or sell, and each purchase contract will require you to purchase or sell, (1) securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property, (2) currencies, (3) commodities (in the case of purchase contracts only), (4) any other property or (5) any combination of the above.  The specific terms of any units we offer will be included in the applicable pricing supplement.

We may also offer from time to time global warrants alone and not as part of a unit.  The warrants, when issued alone and not as part of a unit, will entitle you either to purchase or sell (1) securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property, (2) currencies, (3) any other property or (4) any combination of the above.  The specific terms of any warrants we offer will be included in the applicable pricing supplement.

MSFL’s payment obligations on such notes, units and warrants will be fully and unconditionally guaranteed by Morgan Stanley.

Investing in the notes, units or warrants involves risks.
See “Risk Factors” beginning on page 7 of the accompanying prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, which is our affiliate, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent.  The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

April 8, 2026

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

Summary

The following summary describes the notes, units and warrants we are offering under this program in general terms only.  You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.

We, MSFL, may offer from time to time the medium-term notes, units and warrants described in this prospectus supplement.  We will sell the notes, units and warrants primarily in the United States, but we may also sell them outside the United States or both in and outside the United States simultaneously.  MSFL’s payment obligations on such notes, units and warrants will be fully and unconditionally guaranteed by Morgan Stanley.  We refer to the notes, units and warrants offered under this prospectus supplement as our “Series A medium-term notes,” our “Series A units” and our “Series A warrants,” respectively.  We refer to the offering of the Series A medium-term notes, the Series A units and the Series A warrants as our “Series A program.”

General terms of the notes

•

The notes will pay interest, if any, on the dates specified in the applicable pricing supplement.

•

The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case, may be zero.

•

The notes will be issued in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

•

The notes will be senior.

•

The notes may be either callable by us or puttable by you.

•

The notes may be optionally or mandatorily exchangeable for securities of an entity that is affiliated or not affiliated with us, for a basket or index of those securities or for the cash value of those securities.

•

Payments of principal and/or interest on the notes may be linked to currency prices, commodity prices, levels of rates or indices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices or any other property, or any combination of the above.

•

We may issue amortizing notes that pay a level amount in respect of both interest and principal amortized over the life of the note.

•

The notes may be issued either alone or as a part of a unit with any combination of other securities.

•

We may from time to time, without your consent, create and issue additional notes with the same terms as notes previously issued so that they may be combined with the earlier issuance.

•

The notes will be held in global form by The Depository Trust Company, unless we specify otherwise in the applicable pricing supplement.

•

The notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

•

The payments due, including any property deliverable under any notes, will be fully and unconditionally guaranteed by Morgan Stanley.

General terms of units	• Units may include notes, warrants, purchase contracts, debt obligations or other securities of an entity affiliated or not affiliated with MSFL or other property, or any combination thereof.

•

Warrants included in units will entitle or require you to purchase from us or sell to us:

o

securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

o

currencies;

o

any other property; or

o

any combination of the above.

The applicable pricing supplement will explain how we or, if specified, you may satisfy any obligations under the warrants through the delivery of the underlying securities or currencies or, in the case of underlying securities, the cash value of the underlying securities.

•

Purchase contracts included in units will require you to purchase or sell:

o

securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities, any other property;

o

currencies;

o

commodities;

o

any other property; or

o

any combination of the above.

A purchase contract issued as part of a unit may be either prepaid or paid at settlement.  The applicable pricing supplement will explain the methods by which you may purchase or sell the specified securities, currencies or commodities at the settlement of the purchase contract and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of the purchase contract.

•

The applicable pricing supplement will indicate whether and under what circumstances securities included in a unit may be separated from the other securities comprised by that unit.

•

The payments due, including any property deliverable under any units, will be fully and unconditionally guaranteed by Morgan Stanley.

General terms of warrants

•

Warrants, when issued alone and not as part of a unit, will entitle you to purchase from us or sell to us:

o

securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

o

currencies;

o

any other property; or

o

any combination of the above.

•

The applicable pricing supplement will explain how we may satisfy any obligations under the warrants through the delivery of the underlying securities or currencies or, in the case of underlying securities, the cash value of the underlying securities.

• The payments due, including any property deliverable under any warrants, will be fully and unconditionally guaranteed by Morgan Stanley.

Forms of securities	The securities that we offer under our Series A program will be issued in fully registered form and will be represented either by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, or by certificates issued in definitive form, as set forth in the applicable pricing supplement. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Description of Notes

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus.  This section supplements that description.  The pricing supplement will add specific terms for each issuance of notes and may modify or replace any of the information in this section and in “Description of Debt Securities” in the accompanying prospectus.  If a note is offered as part of a unit, investors should also review the information in “Description of Units” in the accompanying prospectus and in this prospectus supplement.  The term “MSFL Senior Debt Indenture” used in this section is defined in the section “Description of Debt Securities—Indentures” of the accompanying prospectus.

General Terms of Notes

We will issue notes under the MSFL Senior Debt Indenture.  The Series A medium-term notes issued under that indenture will constitute a single series under that indenture, together with any medium-term notes we issue in the future under that indenture that we designate as being part of that series.  We may create and issue additional notes with the same terms as previous issuances of Series A medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

Outstanding Indebtedness of MSFL.  As of December 31, 2025, MSFL had approximately $29.8 billion of debt securities outstanding under the MSFL Senior Debt Indenture. The MSFL Senior Debt Indenture does not limit the amount of additional indebtedness that MSFL may incur.

Ranking. Notes issued under the MSFL Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.  Such notes will be fully and unconditionally guaranteed by Morgan Stanley.  As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding.  Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley.  See “Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted” and “Summary—Status of the MSFL Securities; Relationship with Morgan Stanley Securities” in the accompanying prospectus.  As of December 31, 2025, Morgan Stanley had approximately $329.5 billion of senior long-term borrowings, which includes debt securities issued by MSFL and guaranteed by Morgan Stanley.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of our Series A medium-term notes to the extent applicable:

•	the specific designation of the notes;

•	the issue price (price to public);

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date;

•	whether the notes are fixed rate notes, floating rate notes, notes with original issue discount and/or amortizing notes;

•	for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

•	whether interest will be payable in cash or payable in kind;

•	if the note is an amortizing note, the amortization schedule;

•	whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•	whether the notes are currency-linked notes and/or notes linked to commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices or any other property, or any combination of the above;

•	the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities affiliated or not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may affect the conversion or exchange;

•	whether the notes are renewable notes;

•	if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including any exchange controls affecting that specified currency;

•	whether the notes will be listed on any stock exchange;

•	whether the notes will be issued in book-entry or certificated form;

•	if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the notes.

Guarantee. The payments due, including any property deliverable under the Series A medium-term notes, will be fully and unconditionally guaranteed by Morgan Stanley.  If, for any reason, we do not make any required payment in respect of any of the notes, Morgan Stanley will cause the payment to be made at the same address at which we are obligated to make such payment.  Morgan Stanley’s guarantee of the payments due on the notes issued by us will be unsecured senior obligations of Morgan Stanley.  See “Description of Debt Securities—Morgan Stanley Guarantee of Debt Securities Issued by MSFL” in the accompanying prospectus.

Some Definitions.  We have defined some of the terms that we use frequently in this prospectus supplement below:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in The City of New York or (b) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for notes denominated in Australian dollars, in Sydney, and (ii) for notes denominated in euro, a day that is also a TARGET Settlement Day.

“Clearstream, Luxembourg” means Clearstream Banking S.A.

“Depositary” means The Depository Trust Company, New York, New York.

“Euroclear” means Euroclear Bank SA/NV.

An “interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

For any definitive registered note, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.  For any global registered note, the “record date” for any interest payment date is the date one business day prior to such interest payment date; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

“T2” means the real-time gross settlement system operated by the Eurosystem, or any successor or replacement system.

“TARGET Settlement Day” means any day on which T2 is open for the settlement of payment in euro.

References in this prospectus supplement to “U.S. dollars,” “U.S.$” and “$” are to the currency of the United States of America.  References in this prospectus supplement to “euro” and “€” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Forms of Notes

We will offer the notes on a continuing basis and will issue notes only in fully registered form, either as book-entry notes or as certificated notes.  We may issue the notes either alone or as part of a unit.  References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes.  For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes.  Except as set forth in the accompanying prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the notes.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth under “Forms of Securities—The Depositary” in the accompanying prospectus.  The Depositary has confirmed to us, the agents and each trustee that it intends to follow these procedures.

Certificated Notes.  If we issue notes in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the note.  The person named in the note register will be considered the owner of the note for all purposes under the indenture.  For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note.  You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

Denominations.  We will issue the notes:

•	for U.S. dollar-denominated notes, in denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000, unless otherwise specified in the applicable pricing supplement; or

•	for notes denominated in a specified currency other than U.S. dollars, unless otherwise specified in the applicable pricing supplement, in denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under “Description of Debt Securities—Interest and Principal Payments—Unavailability of Foreign Currency” in the accompanying prospectus, on the business day immediately preceding the date of issuance.

New York Law to Govern.  The notes and Morgan Stanley’s guarantee of notes issued by MSFL will be governed by, and construed in accordance with, the laws of the State of New York.

Redemption and Repurchase of the Notes

Optional Redemption by MSFL.  The pricing supplement will indicate either that the notes cannot be redeemed prior to maturity or will indicate the terms of our option to redeem the notes.

Repayment at Option of Holder.  If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date specified prior to its maturity date.

Other General Terms of the Notes

We describe generally how principal and interest payments on the notes are made, how exchanges and transfers of the notes are effected, how fixed and floating rates of interest on the notes are calculated and how redemption of the notes may be effected by us or our repurchase of the notes may be required by you under “Description of Debt Securities” in the accompanying prospectus.  The specific terms of any notes that we offer will be included in the applicable pricing supplement.

Notes Denominated in a Foreign Currency

Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency.  Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars.  In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner’s interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

•	The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

•	The participant must notify the Depositary of the beneficial owner’s election on or prior to the seventh business day prior to the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

•	The Depositary will notify the paying agent of the beneficial owner’s election on or prior to the fifth business day prior to the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

Payment Procedures for Certificated Notes Denominated in a Foreign Currency.  For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars.  To do so, the holder must send a written request to the paying agent:

•	for payments of interest, on or prior to the fifth business day prior to the applicable record date; or

•	for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

•	at least five business days prior to the applicable record date, for payment of interest; or

•	at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

•	by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

•	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will only pay the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency.  Our affiliate Morgan Stanley & Co. International plc, in its capacity as exchange rate agent, or a different exchange rate agent identified in the applicable pricing supplement, will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above.  The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate.  If those bid quotations are not available, payments will be made in the specified currency.  The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

Unavailability of Foreign Currency.  We describe how we will meet our obligations under the notes if the relevant specified currency is not available to us for making payments of principal of, premium, if any, or interest, if any, on any note and how this might occur under “Description of Debt Securities—Interest and Principal Payments—Unavailability of Foreign Currency” in the accompanying prospectus.

Discount Notes

Some notes may be issued with original issue discount, which generally must be included in income for U.S. federal income tax purposes at a constant yield.  We refer to these notes as “discount notes.”  In the event of a redemption or repayment of any discount note or if any discount note is declared to be due and payable immediately as described under “Description of Debt Securities—Events of Default” in the accompanying prospectus, the amount of principal due and payable on that note will be limited to:

•	the aggregate principal amount of the note multiplied by the sum of:

o	its issue price, expressed as a percentage of the aggregate principal amount, plus

o	the original issue discount accrued from the interest accrual date to the date of redemption, repayment or declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method.  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated.  If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued.  If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.  The accrual of the applicable original issue discount described above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain notes may be issued at a discount, but not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes.  See the applicable pricing supplement for any special considerations applicable to these notes.

Renewable Notes

We may also issue variable rate renewable notes which will bear interest at a specified rate that will be reset periodically based on a base rate and any spread and/or spread multiplier, subject to the minimum interest rate and the maximum interest rate, if any.  Any renewable notes we issue will be book-entry floating rate notes.  The general terms of the renewable notes are described below.

Automatic Extension of Maturity.  The renewable notes will mature on the date specified in the applicable pricing supplement, which we refer to as the “initial maturity date.”  On the interest payment dates in each year specified in the applicable pricing supplement, each of which is treated as an election date under the terms of the renewable notes, the maturity of the renewable notes will automatically be extended to the interest payment date occurring twelve months after the election date, unless the holder elects to terminate the automatic extension of maturity for all or any portion of the principal amount of that holder’s note.  However, the maturity of the renewable notes may not be extended beyond the final maturity date, which will be specified in the applicable pricing supplement.

Holder’s Option to Terminate Automatic Extension.  On an election date, the holder may elect to terminate the automatic extension of the maturity of the renewable notes or of any portion of the renewable note having a principal amount of $1,000 or any integral multiple of $1,000.  To terminate the extension, the holder must deliver a notice to the paying agent within the time frame specified in the applicable pricing supplement.  This option may be exercised for less than the entire principal amount of the renewable notes, as long as the principal amount of the remainder is at least $1,000 or any integral multiple of $1,000.

If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and this election is not revoked as described below, that portion will become due and payable on the interest payment date falling six months after the applicable election date.

Revocation of Election by Holder.  The holder may revoke an election to terminate the automatic extension of maturity as to any portion of the renewable notes having a principal amount of $1,000 or any integral multiple of $1,000.  To do so, the holder must deliver a notice to the paying agent on any day after the election to terminate the automatic extension of maturity is effective and prior to the fifteenth day before the date on which that portion would otherwise mature.  The holder may revoke the election for less than the entire principal amount of the renewable notes as long as the principal amount of both the portion whose maturity is to be terminated and the remainder whose maturity is to be extended is at least $1,000 or any integral multiple of $1,000.  However, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon that subsequent holder.

Redemption of Notes at Company’s Option.  We have the option to redeem renewable notes in whole or in part on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement.  The redemption price will be equal to 100% of the principal amount of the renewable notes to be redeemed, together with accrued and unpaid interest to the date of redemption.  Notwithstanding anything to the contrary in this prospectus supplement, we will mail a notice of redemption to each holder by first-class mail, postage prepaid, at least 180 days and not more than 210 days prior to the date fixed for redemption.

Remarketing of Notes.  We may issue renewable notes with the spread or spread multiplier to be reset by a remarketing agent in remarketing procedures.  A description of the remarketing procedures, the terms of the remarketing agreement between us and the remarketing agent and the terms of any additional agreements with other parties that may be involved in the remarketing procedures will be set forth in the applicable pricing supplement and in the relevant renewable notes.

Exchangeable Notes

We may issue notes, which we refer to as “exchangeable notes,” that are optionally or mandatorily exchangeable into:

•	the securities of an entity affiliated or not affiliated with us;

•	a basket of those securities;

•	an index or indices of those securities; or

•	any combination of, or the cash value of, any of the above.

The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium.  The general terms of the exchangeable notes are described below.

Optionally Exchangeable Notes.  The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange.  If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity.  If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

Mandatorily Exchangeable Notes.  At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity.  If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property.  Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

Payments upon Exchange.  The applicable pricing supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property.  The underlying property may be the securities of either U.S. or foreign entities or both.  The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted.  Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

Special Requirements for Exchange of Global Securities.  If an optionally exchangeable note is represented by a global note, the Depositary’s nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange.  In order to ensure that the Depositary’s nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange.  Different firms have different deadlines for accepting instructions from their customers.  Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

Payments upon Acceleration of Maturity or upon Tax Redemption.  If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

•	an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

•	a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices

We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to one or more commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices of those securities or any other property, or any combination of the above.  These notes may include other terms, which will be specified in the applicable pricing supplement.

Currency-Linked Notes

We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as “currency-linked notes.”  The pricing supplement will specify the following:

•	information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

•	the currency in which the face amount of the currency-linked note is denominated, which we refer to as the “specified currency”;

•	the currency in which principal on the currency-linked note will be paid, which we refer to as the “payment currency”;

•	the interest rate per annum and the dates on which we will make interest payments;

•	specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

•	U.S. federal income tax considerations.

The specified currency and the payment currency may be the same currency or different currencies.  Interest on currency-linked notes will be paid in the specified currency.

Description of Units

Investors should carefully read the general terms and provisions of our units in “Description of Units” in the accompanying prospectus.  This section supplements that description.  The pricing supplement will add specific terms for each issuance of units and may modify or replace any of the information in this section and in “Description of Units” in the accompanying prospectus.  If a note is offered as part of a unit, investors should also review the information in “Description of Debt Securities” in the accompanying prospectus and in “Description of Notes” in this prospectus supplement.  If a warrant is offered as part of a unit, investors should also review the information in “Description of Warrants” in this prospectus supplement and the accompanying prospectus.  If a purchase contract is offered as part of a unit, investors should also review the information in “Description of Purchase Contracts” in the accompanying prospectus.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	purchase contract (“Description of Purchase Contracts”)

•	purchase contract property (“Description of Purchase Contracts”)

•	MSFL Unit Agreement (“Description of Units”)

•	MSFL Unit Agreement Without Holders’ Obligations (“Description of Units”)

•	warrant (“Description of Warrants—Offered Warrants”)

•	warrant agent (“Description of Warrants—Significant Provisions of the Warrant Agreements”)

•	warrant property (“Description of Warrants—Offered Warrants”)

Further Information on Units

Terms Specified in Pricing Supplement.  We may issue from time to time units that may include one or more notes, warrants, purchase contracts, debt obligations or other securities of an entity affiliated or not affiliated with MSFL or other property, or any combination thereof.

The applicable pricing supplement will describe:

•	the designation and the terms of the units and of the notes, warrants, purchase contracts, debt obligations or other securities of an entity affiliated or not affiliated with MSFL or other property, or any combination thereof, included in those units, including whether and under what circumstances those notes, warrants, purchase contracts, debt obligations or other securities of an entity affiliated or not affiliated with MSFL or other property, or any combination thereof, may be separately traded;

•	any additional terms of the MSFL Unit Agreement or the MSFL Unit Agreement Without Holders’ Obligations; and

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units, or of the notes, warrants, purchase contracts, debt obligations or other securities of an entity affiliated or not affiliated with MSFL and other property constituting those units.

Units will be issued only in fully registered form, in denominations of whole units only, with face amounts as indicated in the applicable pricing supplement.

Warrants included in units will entitle or require you to purchase from us or sell to us:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	any other property; or

•	any combination of the above.

Purchase contracts included in units will require you to purchase or sell:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities;

•	any other property; or

•	any combination of the above.

Payments on Units and Securities Comprised by Units.  At the office of the unit agent in the Borough of Manhattan, The City of New York, maintained by us for that purpose, the holder may:

•	present the units, accompanied by each of the securities then comprised by that unit, for payment or delivery of warrant property or purchase contract property or any other amounts due;

•	register the transfer of the units; and

•	exchange the units, except that book-entry units will be exchangeable only in the manner and to the extent set forth under “Forms of Securities—Global Securities” in the accompanying prospectus.

On the date of this prospectus supplement, the agent for the payment, transfer and exchange of units is The Bank of New York Mellon, as unit agent, acting through its corporate trust office at 240 Greenwich Street, New York, New York 10286.  The holder will not pay a service charge for any registration of transfer or exchange of the units or of any security included in a unit or interest in the unit or security included in a unit, except for any tax or other governmental charge that may be imposed.

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most units in U.S. dollars, some units may be payable in foreign currencies as specified in the applicable pricing supplement.  Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa.  In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities.  Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on units that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Guarantee. The payments due, including any property deliverable under the Series A units, will be fully and unconditionally guaranteed by Morgan Stanley.  If, for any reason, we do not make any required payment in respect of any of the units, Morgan Stanley will cause the payment to be made at the same address at which we are obligated to make such payment.  Morgan Stanley’s guarantee of the payments due on the units issued by us will be unsecured senior obligations of Morgan Stanley.  See “Description of Units—Morgan Stanley Guarantee of Units Issued by MSFL” in the accompanying prospectus.

Book-Entry Units

Book-Entry System.  For each issuance of units in book-entry form, we will issue a single registered global unit representing the entire issue of units.  Each registered global unit representing book-entry units, and each global security included in that unit, will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary.  You may not exchange certificated units for book-entry units or interests in book-entry units.  In addition, except as described in the accompanying prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry units or interests in book-entry units for certificated units.

Special Requirements for Exercise of Rights for Global Units.  If a book-entry unit represented by a registered global unit:

•	includes a warrant entitling the holder to exercise the warrant to purchase or sell warrant property,

•	includes any note or purchase contract that entitles the holder to redeem, accelerate or take any other action concerning that note or purchase contract, or

•	otherwise entitles the holder of the unit to take any action under the unit or any security included in that unit,

then, in each of the cases listed above, the Depositary’s nominee will be the only entity that can exercise those rights.

In order to ensure that the Depositary’s nominee will timely exercise a right conferred by a unit or by the securities included in that unit, the beneficial owner of that unit must instruct the broker or other direct or indirect participant through which it holds an interest in that unit to notify the Depositary of its desire to exercise that right.  Different firms have different deadlines for accepting instructions from their customers.  Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a unit in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

A further description of the Depositary’s procedures for registered global securities representing book-entry securities, including registered global units and the other registered global securities included in the registered global units, is set forth in the accompanying prospectus under “Forms of Securities—The Depositary.”  The Depositary has confirmed to us, the unit agent, the collateral agent, the paying agent, the warrant agent and each trustee that it intends to follow those procedures.

Description of Warrants

Investors should carefully read the general terms and provisions of our warrants in “Description of Warrants” in the accompanying prospectus.  This section supplements that description.  The pricing supplement will add specific terms for each issuance of warrants and may modify or replace any of the information in this section and in “Description of Warrants” in the accompanying prospectus.  The Series A warrants will be issued either alone or as part of a unit.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	warrant (“Description of Warrants—Offered Warrants”)

•	warrant agent (“Description of Warrants—Significant Provisions of the Warrant Agreement”)

•	warrant property (“Description of Warrants—Offered Warrants”)

Further Information on Warrants

Terms Specified in Pricing Supplement.  The applicable pricing supplement will contain, where applicable, the following terms of, and other information relating to, warrants issued alone:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether the warrants will be issued in definitive or global form;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are put warrants or call warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or other property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash and the method of exercising the warrants;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, other property or combination thereof;

•	the applicable U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants, if other than as described below, and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

•	the proposed listing, if any, of the warrants on any securities exchange; and

•	any other terms of the warrants.

Warrants will be issued only in fully registered form, in denominations of whole warrants only, with purchase prices as indicated in the applicable pricing supplement.

Warrants will entitle you to purchase from us or sell to us:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	any other property; or

•	any combination of the above.

Payments on Warrants.  At the office of the warrant agent in the Borough of Manhattan, The City of New York, maintained by us for that purpose, the holder may:

•	present the warrants for payment or delivery of warrant property;

•	register the transfer of the warrants; and

•	exchange the warrants, except that book-entry warrants will be exchangeable only in the manner and to the extent set forth under “Forms of Securities—Global Securities” in the accompanying prospectus.

On the date of this prospectus supplement, the agent for the payment, transfer and exchange of warrants is The Bank of New York Mellon, as warrant agent, acting through its corporate trust office at 240 Greenwich Street, New York, New York 10286.  The holder will not pay a service charge for any registration of transfer or exchange of the warrants, except for any tax or other governmental charge that may be imposed.

Although we anticipate making payments in respect of any cash settled warrant property on most warrants in U.S. dollars, some warrants may be payable in foreign currencies as specified in the applicable pricing supplement.  Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa.  In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities.  Accordingly, unless alternative arrangements are made, we will pay any amounts in respect of any cash settled warrant property that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a warrant payable in euro will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Guarantee. The payments due, including any property deliverable under the Series A warrants, will be fully and unconditionally guaranteed by Morgan Stanley.  If, for any reason, we do not make any required payment in respect of any of the warrants, Morgan Stanley will cause the payment to be made at the same address at which we are obligated to make such payment.  Morgan Stanley’s guarantee of the payments due on the warrants issued by us will be unsecured senior obligations of Morgan Stanley.  See “Description of Warrants—Morgan Stanley Guarantee of Warrants Issued by MSFL” in the accompanying prospectus.

Book-Entry Warrants

Book-Entry System.  For each issuance of warrants in book-entry form, we will issue a single registered global warrant representing the entire issue of warrants.  Each registered global warrant representing book-entry warrants, and each global security included in that warrant, will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary.  You may not exchange certificated warrants for book-entry warrants or interests in book-entry warrants.  In addition, except as described in the accompanying prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry warrants or interests in book-entry warrants for certificated warrants.

Special Requirements for Exercise of Rights for Global Warrants.  If a book-entry warrant represented by a registered global warrant entitles the holder to exercise the warrant to purchase or sell warrant property, then the Depositary’s nominee will be the only entity that can exercise those rights.

In order to ensure that the Depositary’s nominee will timely exercise a right conferred by a warrant, the beneficial owner of that warrant must instruct the broker or other direct or indirect participant through which it holds an interest in that warrant to notify the Depositary of its desire to exercise that right.  Different firms have different deadlines for accepting instructions from their customers.  Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a warrant in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

A further description of the Depositary’s procedures for registered global securities representing book-entry securities, including registered global warrants is set forth in the accompanying prospectus under “Forms of Securities—The Depositary.”  The Depositary has confirmed to us and the warrant agent that it intends to follow those procedures.

Series A Notes, Series A Units and Series A Warrants Offered on a Global Basis

If we offer any of the securities under our Series A Program on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained in the accompanying prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions in the accompanying prospectus described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

United States Federal Taxation

The material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of notes, units and warrants issued under this prospectus supplement will be described in the applicable tax supplement.

Plan of Distribution (Conflicts of Interest)

We are offering the Series A medium-term notes, Series A units and Series A warrants on a continuing basis through Morgan Stanley & Co. LLC (an affiliate of ours) (“MS & Co.”), which we refer to as the “agent.”  We may also use other agents that will be named in the applicable pricing supplement.  The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the securities.  We will have the sole right to accept offers to purchase the securities and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase securities.  Unless otherwise specified in the applicable pricing supplement, we will pay the agent, in connection with sales of the securities resulting from a solicitation that agent made or an offer to purchase that agent received, a commission ranging from 0.125% to 0.750% of the initial offering price of the securities to be sold, depending upon the maturity of the securities.  We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

We may also sell the securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale within the range of the commissions stated above or as otherwise disclosed in the applicable pricing supplement.  The agent may resell the securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement.  The agent may offer the securities it has purchased as principal to other dealers.  The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that the agent will receive from us.  After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the securities on a national securities exchange.  The agent may make a market in the securities or, if separable, any other securities of ours included in units, as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the securities or if separable, any other securities included in any units.

MS & Co. is a wholly-owned subsidiary of Morgan Stanley and an affiliate of ours.  The agent will conduct each offering of the securities in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in an offering of the securities to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the securities, the agent may offer and sell those securities or, if separable, any other securities included in any units in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this prospectus supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the securities or any other securities included in units and may cease to make a market at any time without notice.

Underwriters, agents and dealers participating in offerings of the securities that are not our affiliates may presently or from time to time engage in business transactions with us, including extending loans to us.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on the securities.  Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position for its own accounts.  A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any overallotment option.  The agent can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market.  In determining the source of securities to close out a covered short sale, the agent will consider, among other things, the open market price of these securities compared to the price available under the overallotment option.  The agent may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position.  The agent must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or any other securities in the open market to stabilize the price of the securities or of any other securities.  Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of the securities.  Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the securities through the agent, we may issue other debt securities under the indenture referred to in this prospectus supplement or other units similar to those described in this prospectus supplement.

Series A Notes, Series A Units and Series A Warrants Offered on a Global Basis

If the applicable pricing supplement indicates that any of our Series A medium-term notes, Series A units or Series A warrants will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we may offer any Series A medium-term notes, Series A units or Series A warrants on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

Without limitation to the foregoing:

With respect to sales of the securities in Canada, the securities may be sold only to purchasers that are: (i) not individuals, (ii) purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) “accredited investors,” as defined, for purchasers in Ontario, in subsection 73.3(1) of the Securities Act (Ontario) and, for purchasers in other jurisdictions of Canada, in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), in each case, that were not created, and are not used, solely to purchase or hold securities as an accredited investor described in paragraph (m) of the definition of “accredited investor” set out in NI 45-106 , and (iv) “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the securities in Canada are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

This prospectus supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of securities which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither MSFL nor the agent have authorized, nor do they authorize, the making of any offer of securities in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent appointed under the Series A program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the EEA.

This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the United Kingdom’s Public Offers and Admissions to Trading Regulations 2024 (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of securities which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither MSFL nor the agent have authorized, nor do they authorize, the making of any offer of securities in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (ii) not a UK Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for the securities. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

The agent has represented and agreed, and each further agent appointed under the Series A program will be required to represent and agree, that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any securities which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent appointed under the Series A program will be required to represent and agree, that:

(a)	in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by MSFL;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to either MSFL, as issuer, or Morgan Stanley, as guarantor; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Where securities have a maturity of less than one year from their date of issue and (a) the issue proceeds are received by MSFL in the United Kingdom and/or (b) the activity of issuing the securities is carried on from an establishment maintained by MSFL in the United Kingdom, each such security must have a minimum redemption value of £100,000 (or its equivalent in other currencies) and no part of any such security may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the securities offered hereby or any of their contents.

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the securities falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the securities shall be made aware that they shall not transfer the Securities to anyone other than to other QIIs.  Any QII who acquires the securities shall be deemed to have agreed to such transfer restriction.

Accordingly, the securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan),  or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of France and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or the accompanying prospectus or any other offering material relating to the securities, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

The contents of this prospectus supplement have not been reviewed or approved by any regulatory authority in Hong Kong.  This prospectus supplement does not constitute an offer or invitation to the public in Hong Kong to acquire securities.  No securities (except for securities which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the SFO and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the securities is personal to the person to whom this prospectus supplement has been delivered by or on behalf of Morgan Stanley, and a subscription for securities will only be accepted from such person.  No person to whom a copy of this prospectus supplement is issued may copy, issue or distribute this prospectus supplement to any other person.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about the contents of this prospectus supplement, you should obtain independent professional advice.

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the securities will be offered in Singapore primarily pursuant to exemptions under Sections 274 and 275 of the SFA.  Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may not be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or

(iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the securities except:

(A)  to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B)  where no consideration is or will be given for the transfer;

(C)  where the transfer is by operation of law; or

(D)  as specified in Section 276(7) of the SFA.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)  the securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)  neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to any securities (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the securities in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the securities in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)  neither this prospectus supplement nor the accompanying prospectus nor other offering or marketing material relating to any securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of securities, the issuer of securities, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such securities to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)  the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)  in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such securities that must be complied with in order for the issuer to rely on such exemption; and

(iii)  the applicable pricing supplement will specify that such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such securities to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)  no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any securities; and

(ii)  therefore, any securities with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this prospectus supplement or the accompanying prospectus or any other offering material relating to the securities, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this prospectus supplement.  This prospectus supplement does not constitute an offer or invitation to the public in Chile to acquire securities.

According to NCG 336, on or before making any offer of the securities in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the securities will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered securities are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered securities are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its securities; and (5) the offered securities cannot and will not be publicly offered in Chile unless and until the offered securities are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the securities may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

The securities have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will the securities be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. This prospectus supplement is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this prospectus supplement relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this prospectus supplement, please destroy it along with any copies.

The securities have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the securities may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). This prospectus supplement is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the securities by an investor who is a resident of Mexico will be made under its own responsibility.

Legal Matters

The validity of the notes, the units, the warrants and any securities included in the units will be passed upon for MSFL by Davis Polk & Wardwell LLP or other counsel who is satisfactory to the agent and who may be an officer of MSFL.